UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2026

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Annual Meeting. The 2026 Annual Meeting of Shareholders of the Company was held on June 17, 2026.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s shareholders.

Matter One. Election of Directors. Each of the eight nominees listed below was elected a director of the Company to hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Peter A. Bridgman	70,345,497	3,401,724	1,760,877
Alex Grinberg	73,566,830	180,391	1,760,877
Efraim Grinberg	69,203,632	4,543,589	1,760,877
Alan H. Howard	72,365,284	1,381,937	1,760,877
Richard Isserman	72,601,261	1,145,960	1,760,877
Ann Kirschner	67,862,733	5,884,488	1,760,877
Maya Peterson	70,351,432	3,395,789	1,760,877
Stephen Sadove	70,348,827	3,398,394	1,760,877

Matter Two. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2027.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
75,249,766	257,663	669	-

Matter Three. Adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as described in the Proxy Statement for the Company’s 2026 Annual Meeting of Shareholders under the heading “Executive Compensation.”

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
73,196,126	530,635	20,460	1,760,877

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2026

MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President and General Counsel